    As filed with the Securities and Exchange Commission on November 16, 1999
                                                           Registration No. 333-

                         ------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                            TRINITY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                              75-0225040
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)              Identification No.)


                              2525 STEMMONS FREEWAY
                            DALLAS, TEXAS 75207-2401
                                 (214) 631-4420
               (Address of Principal Executive Offices) (Zip Code)

                          ----------------------------

                        PROFIT SHARING PLAN FOR EMPLOYEES
                     OF TRINITY INDUSTRIES, INC. AND CERTAIN
                 AFFILIATES AS RESTATED EFFECTIVE APRIL 1, 1999

                        SUPPLEMENTAL PROFIT SHARING PLAN
                    FOR EMPLOYEES OF TRINITY INDUSTRIES, INC.
                             AND CERTAIN AFFILIATES
                           (Full Titles of the Plans)

                               MICHAEL G. FORTADO
                            TRINITY INDUSTRIES, INC.
                              2525 STEMMONS FREEWAY
                            DALLAS, TEXAS 75207-2401
                                 (214) 631-4420
 (Name, address and telephone number, including area code, of agent for service)

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
          TITLE                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
      OF SECURITIES             AMOUNT TO         OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
    TO BE REGISTERED          BE REGISTERED          PER SHARE            PRICE (1)            FEE(1)
---------------------------------------------------------------------------------------------------------

    Common Stock,
   $1.00 Par Value (2)


Profit Sharing Plan for
Employees of Trinity
Industries, Inc. and
Certain Affiliates as       500,000 shares(2)       $29.00 (3)         $14,500,000 (3)           $4,031
Restated Effective April
1, 1999

Supplemental Profit         250,000 shares(2)       $29.00 (3)         $ 7,250,000 (3)           $2,016
Sharing Plan for
Employees of Trinity
Industries, Inc. and
Certain Affiliates

TOTAL                       750,000 shares                             $21,750,000               $6,047
-------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement has been broken down into two subtotals. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock of the registrant as may be offered or issued as a result of stock splits, stock dividends or similar transactions.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices of the registrant's common stock on November 10, 1999 as reported on the New York Stock Exchange.

--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 (Plan Information) and Item 2 (Registrant Information and Employee Plan Annual Information) of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Pursuant to General Instruction E to Form S-8, Trinity Industries, Inc. ("Trinity") and the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999 (the "Profit Sharing Plan") hereby incorporate by reference the contents of the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on December 19, 1986 (Registration No. 33-10937), as subsequently amended. This Registration Statement is being filed to register an additional 500,000 shares of Common Stock of Trinity, $1.00 par value per share, for issuance under the Profit Sharing Plan and 250,000 shares of Common Stock of Trinity for issuance under the Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates (the "Supplemental Plan"), in each event with related plan interests, pursuant to the terms of such plans.

         Trinity and the Profit Sharing Plan and the Supplemental Plan hereby incorporate by reference the documents set forth below in this Registration Statement. All documents subsequently filed by Trinity, the Profit Sharing Plan and the Supplemental Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a) Trinity's Annual Report on Form 10-K filed with the Commission for the fiscal year ended March 31, 1999;

         (b) Trinity's Quarterly Reports on Form 10-Q filed with the Commission for the fiscal quarters ended June 30, 1999 and September 30, 1999;

         (c) Trinity's Current Report on Form 8-K filed with Commission on April 1, 1999;

         (d) The description of Trinity's Common Stock, $1.00 par value per share, contained in Trinity's Registration Statement on Form S-4 dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1 dated July 19, 1996; and

         (e) The description of rights to purchase Trinity's Series A Junior Participating Preferred Stock, $1.00 par value per share, contained in Trinity's Registration Statement on Form 8-A dated April 2, 1999 filed pursuant to Section 12 of the Exchange Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

         Further, Section 145(c) of the DGCL provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Trinity's Bylaws contain provisions regarding the indemnification of directors and officers of Trinity.
Article VI of Trinity's Bylaws provides for the indemnification of Trinity's officers and directors to substantially the same extent permitted by the DGCL.

         The indemnification described above (unless ordered by a court) shall be paid by Trinity unless a determination is made (i) by Trinity's Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by Trinity's stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth above.

         Article VI of Trinity's Bylaws provides that costs, charges and expenses (including attorneys' fees) incurred by a person seeking indemnification under Article VI of Trinity's Bylaws in defending a Proceeding shall be paid by Trinity in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by Trinity. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as Trinity's Board of Directors deems appropriate. The Board of Directors may, upon approval of such director, officer, employee or agent of Trinity, authorize Trinity's counsel to represent such person in any Proceeding, whether or not Trinity is a party to such Proceeding.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which the director derived an improper personal benefit. The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

         Trinity's Certificate of Incorporation contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

         (b) Trinity has entered into Indemnity Agreements with all of its directors and officers that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in Trinity's Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this registration statement.

         EXHIBIT  DESCRIPTION
         -------  -----------

         4.1 Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-K Annual
               Report for the fiscal year ended March 31, 1999, filed June 29,
               1999).

         23.1* Consent of Ernst & Young LLP.

         24.1* Power of Attorney (included on the signature pages of this Registration Statement).

         99.1* Profit Sharing Plan for Employees of Trinity Industries, Inc. and
               Certain Affiliates as Restated Effective April 1, 1999.

         99.2* Supplemental Profit Sharing Plan for Employees of Trinity
               Industries, Inc. and Certain Affiliates (Amendment No. 8 and
               Supplemental Profit Sharing Plan as Restated Effective January 1,
               2000).


------------
*        Filed herewith.

         Trinity hereby undertakes that it will submit or has submitted the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999, and any amendments thereto, to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

(a)      Trinity hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided,however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Trinity pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Trinity hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Trinity's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Trinity pursuant to the foregoing provisions, or otherwise, Trinity has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Trinity of expenses incurred or paid by a director, officer or controlling person of Trinity in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Trinity will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 12, 1999.

                                      TRINITY INDUSTRIES, INC.


                                      By: /s/ Michael G. Fortado
                                          -------------------------------------
                                          Michael G. Fortado, Vice President,
                                          Secretary and General Counsel

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy R. Wallace, Jim S. Ivy and Michael G. Fortado, and each of them with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURES                                 TITLE                                  DATE
             ----------                                 -----                                  ----

/s/ Timothy R. Wallace                      Chairman, President, Chief                   November 12, 1999
------------------------------------        Executive Officer and Director
Timothy R. Wallace                          (Principal Executive Officer)

/s/ Jim S. Ivy                              Vice President (Principal                    November 12, 1999
------------------------------------        Financial Officer)
Jim S. Ivy

/s/ John M. Lee                             Vice President (Principal                    November 12, 1999
------------------------------------        Accounting Officer)
John M. Lee

/s/ W. Ray Wallace                          Director                                     November 12, 1999
------------------------------------
W. Ray Wallace

/s/ David W. Biegler                        Director                                     November 12, 1999
------------------------------------
David W. Biegler

/s/ Barry L. Galt                           Director                                     November 12, 1999
------------------------------------
Barry L. Galt

             SIGNATURES                                 TITLE                                  DATE
             ----------                                 -----                                  ----

/s/ Clifford J. Grum                        Director                                     November 12, 1999
------------------------------------
Clifford J. Grum

/s/ Dean P. Guerin                          Director                                     November 12, 1999
------------------------------------
Dean P. Guerin

/s/ Jess T. Hay                             Director                                     November 12, 1999
------------------------------------
Jess T. Hay

/s/ Edmund M. Hoffman                       Director                                     November 12, 1999
------------------------------------
Edmund M. Hoffman

/s/ Diana S. Natalicio                      Director                                     November 12, 1999
------------------------------------
Diana S. Natalicio

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) of the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999 and the Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of November, 1999.

                                 PROFIT SHARING PLAN FOR
                                 EMPLOYEES OF TRINITY INDUSTRIES, INC.
                                 AND CERTAIN AFFILIATES AS RESTATED
                                 EFFECTIVE APRIL 1, 1999


                                 By: Profit Sharing Committee for the Profit
                                     Sharing Plan for Employees of Trinity
                                     Industries and Certain Affiliates as
                                     Restated Effective April 1, 1999


                                     By: /s/ Timothy R. Wallace
                                         ---------------------------------------
                                     Printed Name: Timothy R. Wallace
                                     Title: Member, Profit Sharing Committee


                                     By: /s/ Jack L. Cunningham, Jr.
                                         ---------------------------------------
                                     Printed Name: Jack L. Cunningham, Jr.
                                     Title: Member, Profit Sharing Committee


                                     By: /s/ Neil O. Shoop
                                         ---------------------------------------
                                     Printed Name: Neil O. Shoop
                                     Title: Member, Profit Sharing Committee

                                 SUPPLEMENTAL PROFIT SHARING PLAN FOR
                                 EMPLOYEES OF TRINITY INDUSTRIES, INC.
                                 AND CERTAIN AFFILIATES


                                 By: Profit Sharing Committee for the
                                     Supplemental Profit Sharing Plan for
                                     Employees of Trinity Industries, Inc. and
                                     Certain Affiliates


                                     By: /s/ Timothy R. Wallace
                                         ---------------------------------------
                                     Printed Name: Timothy R. Wallace
                                     Title: Member, Profit Sharing Committee


                                     By: /s/ Jack L. Cunningham, Jr.
                                         ---------------------------------------
                                     Printed Name: Jack L. Cunningham, Jr.
                                     Title: Member, Profit Sharing Committee


                                     By: /s/ Neil O. Shoop
                                         ---------------------------------------
                                     Printed Name: Neil O. Shoop
                                     Title: Member, Profit Sharing Committee

                                INDEX TO EXHIBITS


         Exhibit
         Number            Exhibit
         -------           -------
         4.1               Specimen Common Stock Certificate of Registrant
                           (incorporated by reference to Exhibit 4.1 to the
                           Registrant's Form 10-K Annual Report for the fiscal
                           year ended March 31, 1999, filed June 29, 1999).

         23.1*             Consent of Ernst & Young LLP.

         24.1* Power of Attorney (included on the signature pages of this Registration Statement).

         99.1*             Profit Sharing Plan for Employees of Trinity
                           Industries, Inc. and Certain Affiliates as Restated
                           Effective April 1, 1999.

         99.2*             Supplemental Profit Sharing Plan for Employees of
                           Trinity Industries, Inc. and Certain Affiliates
                           (Amendment No. 8 and Supplemental Profit Sharing Plan as Restated Effective January 1, 2000).


--------------

*        Filed herewith.